SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  October 1, 2014
(Date of Earliest Event Reported:  September 30, 2014)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 30, 2014, Oak Pharmaceuticals, Inc. (“Oak”), a Delaware corporation and wholly-owned subsidiary of Akorn, Inc. (“Akorn” or “Company”), signed a definitive Product Acquisition Agreement (the “Purchase Agreement”) with Sunovion Pharmaceuticals Inc., a Delaware corporation (“Sunovion”) to acquire certain rights and inventory related to the branded product, Xopenex® (Levalbuterol HCl) Inhalation Solution (the “Product”). On October 1, 2014, Akorn completed its acquisition of the Product from Sunovion. The purchase consideration of $45 million was paid in cash at closing, net of certain liabilities for product return reserves, rebates, and chargeback reserves, assumed by Oak subject to a cap.

Pursuant to the Purchase Agreement, certain trademarks and patents related to the Product will be licensed to Oak by Sunovion. Further, in connection with closing the Purchase Agreement, Akorn and Sunovion entered into a customary transition services agreement. Additionally, the Company assumed a distribution agreement for authorized generic of the Product and assumed certain open purchase orders placed in ordinary course for active pharmaceutical ingredients.

The Purchase Agreement contains standard and customary representations and warranties, covenants and indemnities, including with respect to claims related to actions taken or events occurring prior to closing.

The foregoing description of the material terms of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is included as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Purchase Agreement was filed to provide investors and security holders with information regarding the terms, provisions, conditions, and covenants of that agreement and is not intended to provide any other factual information respecting the acquired assets. In particular, the Purchase Agreement contains representations and warranties made to and solely for the benefit of the parties thereto, allocating among themselves various risks of the transactions. The assertions embodied in those representations and warranties are qualified or modified by information in disclosure schedules that the parties exchanged upon execution of the Purchase Agreement. Moreover, information concerning the subject matter of the representations and warranties may have changed after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in our public disclosures. Security holders are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the acquired assets.

Item 2.01	Completion of Acquisition or Disposition of Assets.

Item 1.01 is hereby incorporated by reference.

Item 8.01	Other Events

On September 30, 2014, Akorn issued a press release announcing the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this report.

 The information in this Item 8.01, including exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(a)           Financial Statements of Business Acquired.

The audited financial statements required pursuant to this Item 9.01(a) in relation to the Purchase Agreement will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed.

(b)           Pro forma Financial Information.

The pro forma financial information required pursuant to this Item 9.01(b) in relation to the Purchase Agreement will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this Current Report was required to be filed.

(d)           Exhibits.

See attached exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

AKORN, INC.

By:	/s/ Timothy A. Dick
Timothy A. Dick Chief Financial Officer

Date:  October 1, 2014

Exhibit Index

Exhibit No.	Description of Exhibit

2.1
Product Acquisition Agreement, dated as of September 30, 2014, by and among Oak Pharmaceuticals, Inc., a wholly-owned subsidiary of Akorn, Inc. and Sunovion Pharmaceuticals, Inc., a wholly-owned U.S. subsidiary of Sumitomo Dainippon Pharma. Ω

The schedules and exhibits to this agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of such schedules and exhibits to the SEC upon request.

99.1
Press release dated September 30, 2014, furnished by Akorn to announce the acquisition of certain rights of the branded pharmaceutical drug, Xopenex® (Levalbuterol HCl) Inhalation Solution from Sunovion Pharmaceuticals Inc.

Ω
Portions of this exhibit have been redacted and are subject to a confidential treatment request filed with the Secretary of the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities and Exchange Act of 1934, as amended.